Exhibit 12(a)(5)

                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       of
                            ELECTRIC LIGHTWAVE, INC.
                                       at
                               $0.70 NET PER SHARE
                                       by
                              ELI ACQUISITION, INC.
                          a wholly-owned subsidiary of
                         CITIZENS COMMUNICATIONS COMPANY

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
       CITY TIME, ON MONDAY, JUNE 17, 2002, UNLESS THE OFFER IS EXTENDED.
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                                                                    May 20, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated May 20, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by ELI Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Citizens Communications Company, a Delaware corporation ("Citizens"), to purchase all outstanding shares of Class A common stock, par value $0.01 per share (the "Shares"), of Electric Lightwave, Inc., a Delaware corporation ("ELI"), at a purchase price of $0.70 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     o The tender price is $0.70 per Share, net to the seller in cash, without interest thereon.

     o The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, June 17, 2002, unless the Offer is extended.

     o    The Offer is made for all of the outstanding Shares.

     o The Offer is conditioned upon, among other things described in the Offer to Purchase, there being validly tendered and not withdrawn prior to the expiration of the Offer a majority of the Shares currently owned by stockholders of ELI other than Citizens or its subsidiaries. The Offer is also subject to other important terms and conditions contained in the Offer to Purchase.

     o Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     o In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by Illinois Stock Transfer Company (the "Depositary") of (i) certificates evidencing Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book Entry Transfer Facility (as defined in the section of the Offer to Purchase captioned "The Tender Offer--Acceptance For Payment And Payment For Shares") pursuant to the procedures set forth in the section of the Offer to Purchase captioned "The Tender Offer--Procedures For Accepting The Offer And Tendering Shares," (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the section of the Offer to Purchase captioned "The Tender Offer--Acceptance For Payment And Payment For Shares") in connection with a book-entry transfer and
          (iii) any other documents required by the Letter of Transmittal.

         The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                          INSTRUCTIONS WITH RESPECT TO

                         THE OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       of
                            ELECTRIC LIGHTWAVE, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated May 20, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") pursuant to an offer by ELI Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Citizens Communications Company, a Delaware corporation, to purchase all of the outstanding shares of Class A common stock, par value $0.01 per share (the "Shares"), of Electric Lightwave, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

               =================================================

Number of Shares to be Tendered(1):

                                   Shares
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                                                   SIGN HERE
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                                                   Signature(s)

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                                           Please type or print name(s)

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                                                     Address:

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                                         Area Code and Telephone Number:

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                                    Tax Identification or Social Security No:

                               Dated:                                     , 2002
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(1)  Unless otherwise indicated, it will be assumed that all of the Shares held by us for your account are to be tendered.